As filed with the Securities and Exchange Commission on August 26, 2026

Registration Nos. 333-274633

333-265841

333-231953

333-225404

333-204619

333-143854

333-63526

333-44414

333-93565

333-62431

333-32317

333-32315

333-24123

333-24127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-274633

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-265841

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-231953

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-225404

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-204619

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-143854

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-63526

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-44414

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-93565

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-62431

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-32317

Post-Effective Amendment No. 2 to Form S-8, Registration Statement No. 333-32315

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-24123

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-24127

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AstroNova, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0318215
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 East Greenwich Avenue

West Warwick, Rhode Island, 02893

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (401) 828-4000

AstroNova, Inc. 2018 Equity Incentive Plan

AstroNova, Inc. 2022 Employee Stock Purchase Plan

Astro-Med, Inc. 2015 Equity Incentive Plan

Astro-Med, Inc. 2007 Equity Incentive Plan

Astro-Med, Inc. 1998 Non-Qualified Stock Option Plan

Astro-Med, Inc. 1997 Incentive Stock Option Plan

Astro-Med, Inc. 1989 Non-Qualified Stock Option Plan

Astro-Med, Inc. Non-Employee Director Stock Option Plan

Astro-Med, Inc. 1993 Incentive Stock Option Plan

(Full titles of plans)

Jorik Ittmann

President and Chief Executive Officer

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island, 02893

(401) 828-4000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan D. Thomas

S. Ryan Hoffman

Bass, Berry & Sims PLC

21 Platform Way S, Suite 3500

Nashville, Tennessee 37203

(615) 742-7765

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) are being filed by AstroNova, Inc., a Rhode Island corporation (the “Registrant”), to withdraw and remove from registration all shares of the Registrant’s common stock, $0.05 par value per share (the “Shares”), remaining unissued and unsold under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-274633, filed with the SEC on September 22, 2023, registering 600,000 Shares issuable pursuant to the AstroNova, Inc. 2018 Equity Incentive Plan;

•	Registration Statement No. 333-265841, filed with the SEC on June 24, 2022, registering 40,000 Shares issuable pursuant to the AstroNova, Inc. 2022 Employee Stock Purchase Plan;

•	Registration Statement No. 333-231953, filed with the SEC on June 4, 2019, registering 300,000 Shares issuable pursuant to the AstroNova, Inc. 2018 Equity Incentive Plan;

•

Registration Statement No.  333-225404, filed with the SEC on June 4, 2018, registering 896,134 Shares, consisting of: (i) 650,000 Shares issuable pursuant to the AstroNova, Inc. 2018 Equity Incentive Plan and (ii) 246,134 Shares underlying outstanding awards under the Registrant’s 2015 Equity Incentive Plan;

•	Registration Statement No. 333-204619, filed with the SEC on June 1, 2015, registering 500,000 Shares issuable pursuant to the Astro-Med, Inc. 2015 Equity Incentive Plan;

•	Registration Statement No. 333-143854, filed with the SEC on June 18, 2007, registering 1,000,000 Shares issuable pursuant to the Astro-Med, Inc. 2007 Equity Incentive Plan;

•	Registration Statement No. 333-63526, filed with the SEC on June 21, 2001, registering 600,000 Shares issuable pursuant to the Astro-Med, Inc. 1998 Non-Qualified Stock Option Plan;

•	Registration Statement No. 333-44414, filed with the SEC on August 24, 2000, registering 750,000 Shares issuable pursuant to the Astro-Med, Inc. 1997 Incentive Stock Option Plan;

•	Registration Statement No. 333-93565, filed with the SEC on August 28, 1998, registering 500,000 Shares issuable pursuant to the Astro-Med, Inc. 1997 Incentive Stock Option Plan;

•	Registration Statement No. 333-62431, filed with the SEC on August 28, 1998, registering 400,000 Shares issuable pursuant to the Astro-Med, Inc. 1998 Non-Qualified Stock Option Plan;

•	Registration Statement No. 333-32317, filed with the SEC on July 29, 1997, registering 100,000 Shares issuable pursuant to the Astro-Med, Inc. 1989 Non-Qualified Stock Option Plan;

•	Registration Statement No. 333-32315, filed with the SEC on July 29, 1997, registering 250,000 Shares issuable pursuant to the Astro-Med, Inc. 1997 Incentive Stock Option Plan;

•	Registration Statement No. 333-24123, filed with the SEC on March 28, 1997, registering 30,000 Shares issuable pursuant to the Astro-Med, Inc. Non-Employee Director Stock Option Plan; and

•	Registration Statement No. 333-24127, filed with the SEC on March 28, 1997, registering 250,000 Shares issuable pursuant to the Astro-Med, Inc. 1993 Incentive Stock Option Plan;

in each case, plus such indeterminate number of Shares as may have been issuable to prevent dilution resulting from one or more stock dividends, stock splits, recapitalizations or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended, and the terms of the plans.

On August 26, 2026, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of June 16, 2026, by and among the Registrant, Orion Merger Parent, Inc., a Delaware corporation (“Parent”), and Orion MergerCo X, Inc., a Rhode Island corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Parent. As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered but unsold or otherwise unissued under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no remaining Shares registered by the Registrant pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Warwick, State of Rhode Island, on August 26, 2026.

ASTRONOVA, INC.

By:	/s/ Jorik E. Ittmann
Name: Jorik E. Ittmann
Title: Chief Executive Officer and President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.